Exhibit 99.1

                  STOCK PURCHASE AND INDEMNIFICATION AGREEMENT

     THIS STOCK PURCHASE AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of August 30, 2005 ("Contract Date"), by and among Motorola Israel Ltd., a company organized under the laws of the State of Israel ("Motorola"), Ampal Communications Limited Partnership, a limited partnership organized under the laws of the State of Israel ("Ampal"), and MIRS Communications Ltd., a company organized under the laws of the State of Israel ("Company"). Ampal Development (Israel) Ltd., a company formed under the laws of the State of Israel ("Ampal Development"), and Ampal-American Israel Corporation, a New York corporation ("Ampal US"), are parties to this Agreement solely for the purpose of the Irrevocable Guarantee.

     WHEREAS, Motorola Communications Israel Ltd, an Israeli corporation ("Motorola Communications") and Ampal Communications Inc., a Delaware corporation ("Ampal Communications") have entered into a Purchase and Sale Agreement, dated January 5, 1998 (the "Purchase and Sale Agreement"), pursuant to which the Company was formed;

     WHEREAS, following the date of the Purchase and Sale Agreement and the formation of the Company, Motorola Communications merged into Motorola, its parent company, Motorola, being the surviving entity;

     WHEREAS, following the date of the Purchase and Sale Agreement, Ampal Communications has entered into an assignment agreement, dated March 18, 1998, with Ampal, under which Ampal Communications assigned its rights and obligations under the Purchase and Sale Agreement and related agreements to Ampal;

     WHEREAS, following the above transactions, Motorola owns twenty-two million (22,000,000) Ordinary Shares of the Company, constituting sixty-six and 2/3rds percent (66 2/3%) of all the issued and outstanding shares of capital stock of the Company;

     WHEREAS, following the above transactions, Ampal owns eleven million (11,000,000) shares of Cumulative Participating Preferred Shares of the Company, constituting thirty-three and 1/3rd (33 1/3%) of all the issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares");

     WHEREAS, the parties wish to settle and end their differences and disputes with respect to the amount of Twenty-Two Million U.S. Dollars (US$22,000,000) owed to Ampal as unpaid guaranteed dividend payments (including interest), on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the parties wish to settle and end any and all of their differences and disputes, including any exiting claims and causes of claim, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Motorola desires to purchase and Ampal desires to sell, all of the Shares to Motorola or such other Person as Motorola shall otherwise in writing direct (the "Motorola Designee") on the terms and subject to the conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

        SALE OF SHARES, INDEMNIFICATION, CONDITIONAL CLOSING AND CLOSING

     1.01 Purchase and Sale. Ampal hereby agrees to sell to Motorola (or, if applicable, to Motorola Designee), and Motorola hereby agrees to purchase from Ampal, the Shares on the terms and subject to the conditions set forth in this Agreement. Following consummation of the transactions contemplated hereby, Motorola and/or its Affiliates will own one hundred percent (100%) of the capital stock of Company.

     1.02 Purchase Price. The aggregate purchase price for the Shares is Sixty-Seven Million U.S. Dollars (US$67,000,000) (the "Purchase Price"), payable to the Escrow Agent in cash at the conditional closing of the transactions described herein (the "Conditional Closing").

     1.03 Indemnification of Unpaid Guaranteed Dividend Payments. Motorola hereby agrees to pay the Escrow Agent, in cash, at the Conditional Closing, the amount of Twenty-Two Million U.S. Dollars (US$22,000,000) (the "Indemnification Payment"), owed to Ampal by Motorola as indemnification obligations with respect to unpaid guaranteed dividend payments (including interest), and Ampal hereby agrees and acknowledges that such amount represents the total amount owed to it as unpaid guaranteed dividend payments (including interest).

     1.04 Conditional Closing. The Conditional Closing will take place at the offices of Erdinast, Ben Nathan & Co., Advocates, 25 Nachmani Street, Tel Aviv, Israel, or at such other place as the parties to the Agreement shall mutually agree in writing, at 10:00 A.M. local time on the date which is three (3) Business Days after the date in which the condition to the Conditional Closing pursuant to Section 1.08 herein (the "Conditional Closing Condition") is met, provided that, in any event, such date shall not be later than thirty (30) Business Days after the Contract Date (the "Conditional Closing Date"). To the extent that the Conditional Closing Condition is not met by the Conditional Closing Date, the Conditional Closing Date may be extended to a subsequent date upon the mutual written consent of the parties.

     1.05 Deliveries at the Conditional Closing by Ampal. At the Conditional Closing, Ampal shall deliver or cause to be delivered to the Escrow Agent the following items,

                                       2

including all instruments, duly executed, which are required by the terms hereof to be delivered at the Conditional Closing:

     (a) A share transfer deed for the Shares duly executed by Ampal in favor of Motorola, or the Motorola Designee, accompanied by the share certificate/s of the Shares in the name of Ampal.

     (b) Release executed by Bank Leumi L'Israel Ltd. ("Bank Leumi"), a copy of which is attached hereto as part of Exhibit B, pursuant to which Bank Leumi or its appropriate Affiliates releases all liens, security interests, pledges, claims and any other interests (including any interests obtained by it by way of assignment) it may hold in and to the Shares, and in any of Ampal's rights towards Motorola or the Company, including, but not limited to, with respect to the loan in the principal amount of $36,400,000 more fully described in Exhibit B hereto ("Bank Leumi Loan"), which release is conditional only upon receipt of the payment described in Section 1.12(a) herein.

     (c) Release executed by Bank Hapoalim B.M. ("Bank Hapoalim"), a copy of which is attached hereto as part of Exhibit B, pursuant to which Bank Hapoalim or its appropriate Affiliates releases all liens, security interests, pledges, claims and any other interests (including any interests obtained by it by way of assignment) it may hold in and to the Shares, and in any of Ampal's rights towards Motorola or the Company, including, but not limited to, with respect to the loan in the principal amount of $36,400,000 more fully described in Exhibit B hereto ("Bank Hapoalim Loan"), which release is conditional only upon receipt of the payment described in Section 1.12(b) herein.

     (d) Resignation letters, as directors of the Company, signed by each of Jack Bigio and Irit Eluz, effective as of the Closing Date (as defined below).

     (e) Resolutions of Ampal's general partner, of Ampal Development and of Ampal US, approving the Agreement and all related Exhibits and agreements and the execution and delivery of this Agreement and all related Exhibits and agreements by Ampal.

     (f) The opinion of legal counsel to Ampal, dated as of the Conditional Closing Date, in the form attached hereto as Exhibit C.

     (g) A Settlement Agreement and Release in the form attached hereto as Exhibit A (the "Release"), executed by Ampal, Ampal Development, and by Ampal US, releasing Motorola, its Affiliates (including the Company) and certain other beneficiaries listed in the Release, subject to the occurrence of the Closing, from all past, present and future claims, arising from Ampal's interest in the Company, dismissing all lawsuits and settling all claims against Motorola, its Affiliates, the Company and certain other beneficiaries listed in the Release.

     (h) A written approval by Ampal and the directors appointed by Ampal to the Company's board of directors, a copy of which is attached hereto as part of Exhibit D, that the directors appointed by Motorola to the Company's board of directors are authorized, solely and without the affirmative vote of the directors appointed by Ampal to the Company's board of directors, to approve the Company's audited annual financial statements for the years 2002, 2003

                                       3

and 2004, such financial statements are attached hereto as part of Exhibit D. The above written approval will state that neither Ampal nor the directors appointed by Ampal to the Company's board of directors will have any claim or demand with respect to or in connection with such financial statements or the approval thereof, including, but not limited to, any claim or demand relating to Ampal's rights under Section 5.5(i) of the Partnership Agreement (as defined below), Section 5.5(i) of the Shareholders' Agreement (as defined below) and
Section 70(i) of the Company's articles of association.

     (i) An irrevocable power of attorney, in the form attached hereto as Exhibit E, executed by Ampal, authorizing Motorola to take any action and to execute any document, on behalf of Ampal, in order to dissolve and liquidate Mirs Communications Partnership (1998), an Israeli general partnership, partnership number 54-018936-2, formed in January 1998 by Motorola Communications and Ampal Communications (the "Partnership").

     (j) A motion to the District Court of Tel Aviv-Jaffa (In the matter of Ampal Communications Limited Partnership versus Motorola Israel Ltd. Et al., - Civil File 1643/04 (the "Claim") executed by Ampal or its representatives, to dismiss the Claim with prejudice as to all defendants and without costs and to vacate and revoke the court decision with respect to Mr. Peter Broome, in the form attached hereto as Exhibit F (the "Motion").

     (k) A motion to the District Court of Tel Aviv-Jaffa (in the matter of the Claim), in the form attached hereto as Exhibit H (the "Revoking Motion"), executed by Ampal or its representatives, to revoke its decision which was given with respect to the Motion and to revive and continue the Claim and the various proceedings relating to the Claim, except that in no event will the default order rendered against Mr. Peter Broome (the "Default Order") be revived or continued and the Default Order shall at all times thereafter remain revoked and vacated.

     (l) The Escrow Agreement (as defined in Section 4.03 below), executed by Bank Leumi and Bank Hapoalim.

     (m) A valid exemption certificate of Ampal from withholding tax, satisfactory to Motorola and the Escrow Agent.

     1.06 Deliveries at the Conditional Closing by the Company. At the Conditional Closing, the Company shall deliver or cause to be delivered to the Escrow Agent the following items, including all instruments, duly executed, which are required by the terms hereof to be delivered at the Conditional
Closing:

     (a) Resolution, by the Company's board of directors, approving the Agreement and all related Exhibits and agreements and the execution and delivery of this Agreement and all related Exhibits and agreements by the Company and the transfer of the Shares from Ampal to Motorola (or, if applicable, to the Motorola Designee) on, and subject to, the Closing Date.

     (b) An executed notification to the Companies Registrar regarding the transfer of the Shares from Ampal to Motorola (or, if applicable, to the Motorola Designee).

                                       4

     (c) Duly signed share certificates of the Shares in the name of Motorola (or, if applicable, Motorola Designee).

     (d) A Company's shareholders' resolution approving the resignation of the directors appointed by Ampal to the Company's board of directors, as of the Closing Date.

     (e) An executed notification to the Companies Registrar of the changes in the Company's board of directors.

     (f) The Release, executed by the Company.

     (g) The Motion, executed by the Company or its representatives.

     (h) The Revoking Motion, executed by the Company or its representatives.

     1.07 Deliveries at the Conditional Closing by Motorola. At the Conditional Closing, Motorola shall deliver or cause to be delivered to the Escrow Agent the following items, including all instruments, duly executed, which are required by the terms hereof to be delivered at the Conditional Closing:

     (a) The Purchase Price, in cash or by wire transfer of immediately available funds.

     (b) The amount of Twenty-Two Million U.S. Dollars (US$22,000,000), in cash or by wire transfer of immediately available funds, which amount represents payment in full of the Indemnification Payment, including any interest accrued thereon, by Motorola, pursuant to the provisions of Sections 11.A.3 and 11.A.4 of the Purchase and Sale Agreement, the Partnership Agreement between Motorola Communications and Ampal Communications dated 1998 (as amended) (the "Partnership Agreement"), the Shareholders' Agreement between Motorola Communications and Ampal dated March 29, 1998 (as amended) (the "Shareholders' Agreement"), Section 8.1 to the Articles of Association of the Company and the dividend policy of the Company.

     (c) The Release, executed by Motorola, Inc., a corporation organized under the laws of the State of Delaware ("Motorola, Inc."), by Motorola, and by Mssrs Elisha Yanay, Peter Broome, Rami Guzman, Natan Gidron, and Shimon Tal.

     (d) The Motion, executed by Motorola or its representatives, and by Mssrs Elisha Yanay, Peter Broome, Rami Guzman, Natan Gidron, and Shimon Tal, or their representatives.

     (e) The Revoking Motion, executed by Motorola or its representatives, and by Mssrs Elisha Yanay, Peter Broome, Rami Guzman, Natan Gidron, and Shimon Tal, or their representatives.

     (f) Resolution of Motorola, approving the Agreement and all related Exhibits and agreements and the execution and delivery of this Agreement and all related Exhibits and agreements by Motorola, and a certificate by Motorola, Inc.'s assistant secretary, to the effect that

                                       5

the persons executing on behalf of Motorola, Inc. any Exhibits and agreements relating to this Agreement were authorized by Motorola, Inc. to do so.

     1.08 Consent. Ampal and Motorola shall cooperate to obtain the consent of the Israel Ministry of Communications to the Agreement, such consent being a condition to the Conditional Closing.

     1.09 Filing of the Motion. Promptly after the Conditional Closing, the parties shall cause the Escrow Agent to file the Motion with the District Court of Tel Aviv-Jaffa. Ampal's Israeli counsel shall have the right to join the Escrow Agent in filing the Motion with the District Court of Tel Aviv-Jaffa.

     1.10 Interest on Funds Deposited with the Escrow Agent. The parties hereto agree and acknowledge that any interest on any amount deposited with the Escrow Agent pursuant to the terms of this Agreement, accumulated until the Closing Date (as defined below) or until a District Court Termination Event (as defined in Section 8.01 below), as applicable (the "Accumulated Interest") shall be paid, at the Closing (as defined below), or promptly after a District Court Termination Event, as applicable, by the Escrow Agent to Motorola.

     1.11 Closing. The parties hereto agree and acknowledge that the only condition to closing of the transactions described herein (the "Closing") shall be the receipt by Motorola of the District Court's decision approving the Motion exactly as requested (i.e., without adding any terms, qualifications or conditions, asking for additional actions by any of the parties, or diverting in any way from the Motion), dismissing the Claim with prejudice as to all defendants and without costs and vacating and revoking the District Court's decision with respect to Mr. Peter Broome. A District Court's decision to impose costs on any of the parties hereto shall not be considered as a diversion from the Motion, and in such an event, Ampal shall pay all and any such costs, promptly following the issuance of such court decision, without regard as to which party was ordered by the District Court to pay such costs. Upon such receipt by Motorola, the Escrow Agent shall, within two (2) Business Days of such receipt (or at such other time as the parties to the Agreement shall mutually agree in writing) (the "Closing Date") take the actions described in
Section 1.12 below to consummate the Closing, in accordance with the terms of the Escrow Agreement (as defined below).

     1.12 Actions at Closing. At the Closing, the Escrow Agent shall take the following actions:

     (a) The Escrow Agent shall pay the amount as determined under the Escrow Agreement to Bank Leumi to the account and in the manner designated by Bank Leumi in full satisfaction of the Bank Leumi Loan, and all other indebtedness outstanding, due or owing by Ampal to Bank Leumi in connection with its holdings in the Company or, otherwise, as secured by the Shares or involve the Shares in any way, as more fully described in the form of release attached hereto as part of Exhibit B.

     (b) The Escrow Agent shall pay the amount as determined under the Escrow Agreement to Bank Hapoalim to the account and in the manner designated by Bank Hapoalim in full satisfaction of the Bank Hapoalim Loan and all other indebtedness outstanding, due or owing

                                       6

by Ampal to Bank Hapoalim in connection with its holdings in the Company or, otherwise, as secured by the Shares or involve the Shares in any way, as more fully described in the form of release attached hereto as part of Exhibit B.

     (c) The Escrow Agent shall pay the amount as determined under the Escrow Agreement to Ampal, to the account and in the manner designated by Ampal.

     (d) The Escrow Agent shall deliver to Ampal the items provided for in Sections 1.06(f) and 1.07(c).

     (e) The Escrow Agent shall deliver to Motorola the items provided for in Sections 1.05(a)-(i) and 1.06(a), (c), (d) and (f) and shall pay to Motorola the Accumulated Interest.

     (f) The Escrow Agent shall submit to the Companies Registrar the items provided for in Sections 1.06(b) and (e).

     (g) The Escrow Agent shall destroy and discard the Revoking Motion.

     1.13 Withholding. Motorola or the Escrow Agent, as the case may be, may withhold and deduct from any payments made under Sections 1.07(a) and (b) or 1.12(a), (b) and (c), as applicable, withholding tax at the applicable rate under the applicable Law unless Motorola or the Escrow Agent, as the case may be, is provided by Ampal with a valid exemption certificate from withholding tax, satisfactory to Motorola or the Escrow Agent , as the case may be, at their sole discretion, in respect of such payments. Any amount so withheld (including amounts deducted from the payments to Ampal that relate to any withholding tax required with respect to the payments to Bank Leumi and Bank Hapoalim) will be treated as paid by Motorola to Ampal and the banks as part of either the Purchase Price or the Indemnification Payment, as applicable.

     1.14 Deduction of Transfer Taxes. The Escrow Agent shall deduct from any payments made to Ampal under Section 1.12(c), any applicable transfer taxes and 50% of any stamp taxes (i.e., all of Ampal's portion of such taxes) imposed in connection with the transactions contemplated hereby at the applicable rate under the applicable Law, unless the Escrow Agent is provided by Ampal with an opinion of counsel, or has been furnished with a valid ruling issued by the Israeli tax authorities, satisfactory to the Escrow Agent at its sole discretion, providing for a full exemption from such taxes or indicating another tax rate. Any amount so deducted will be treated as paid by Motorola to Ampal pursuant to this Agreement.

     1.15 Further Assurances; Post Contract Date and Post-Closing Cooperation. At any time or from time to time after the Contract Date and after the Closing, the parties shall execute and deliver to each other such other documents and instruments, provide such materials and information and take such other actions (including actions needed in order to prepare the deliveries at the Conditional Closing specified in Section 1.07) as may be required in order more effectively to vest title to the Shares in Motorola, to dissolve and liquidate the Partnership, to dismiss the Claim with prejudice as to all defendants and without costs, to vacate and revoke the

                                       7

District Court's decision with respect to Mr. Broome, to perform the transactions contemplated in this Agreement, and to give effect to the intention of the parties hereunder.

     On and after the Closing, Ampal shall cooperate with, and assist, Motorola and the Company and shall take any reasonable actions and furnish any required information it has, to the extent necessary or useful for Motorola and/or the Company in connection with any audit, investigation, dispute, litigation, preparation of financial statements or any other reasonable business purpose relating to the Company with respect to any events occurring prior to the Closing, and to the transactions contemplated under this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF AMPAL

     Ampal hereby represents and warrants to Motorola as follows, all such representations and warranties shall be true and correct as of the Closing Date:

     2.01 Organization of Ampal. Ampal is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Israel. Ampal has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer the Shares to Motorola (or, if applicable, to Motorola Designee).

     2.02 Authority. The execution and delivery by Ampal of this Agreement, and the performance by Ampal of its obligations hereunder, have been duly and validly authorized and no other corporate action on the part of Ampal is necessary for purposes of the execution and delivery of this Agreement by Ampal. This Agreement has been duly and validly executed and delivered by Ampal and constitutes a legal, valid and binding obligation of Ampal enforceable against Ampal in accordance with its terms.

     2.03 Ownership of the Shares. Ampal owns the Shares, beneficially and of record, free and clear of all Liens, except those liens securing the Bank Leumi Loan and the Bank Hapoalim Loan, which interests shall be released concurrently with the Closing. The execution and transfer to Motorola (or, if applicable, to Motorola Designee) of the share transfer deed providing for the transfer of the Shares to Motorola (or, if applicable, to Motorola Designee), as set forth in
Section 1.05(a) above, at the Closing, will transfer to Motorola (or, if applicable, to Motorola Designee) full beneficial ownership of the Shares, free and clear of all Liens.

     2.04 No Conflicts. The execution and delivery by Ampal of this Agreement does not, and the performance by Ampal of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the limited partnership agreement (or any other organizational documents) of Ampal;

                                       8

     (b) To the best of Ampal's knowledge, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Ampal or any of its assets and properties; or

     (c) To the best of Ampal's knowledge, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Ampal to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, except as set forth in Sections 1.08 above and 2.05 below,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien, upon Ampal or the Company or any of their respective Assets and Properties under, any Contract to which Ampal or the Company is a party or by which any of their respective Assets and Properties are bound.

     2.05 Government Approvals and Filings. To the best of Ampal's knowledge, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Ampal is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than (a) those received prior to the Conditional Closing as described in Section 1.08, and (b) the following mandatory reports and filings to be filed with the US Securities and Exchange Commission on behalf of Ampal US: (i) a Form 8-K to be filed not later than 4 business days after the Contract Date (the "Initial 8K"), (ii) a form 8-K to be filed no later than 4 business days after Closing (the " Closing 8K "), which may include in the initial filing or in an amendment to the filing pro forma financial statements of Ampal US, and (iii) this Agreement (without exhibits or attachments) to be filed with the next quarterly report on Form 10-Q filed on behalf of Ampal US. The form and content of the Initial 8K has been agreed upon between Motorola and Ampal prior to the Contract Date. The form and content of the Closing 8K shall be subject to the reasonable approval of Motorola prior to the Closing Date. Concurrently with the filing of the Agreement, Ampal shall request confidential treatment with respect to sections and information therein reasonably identified by Motorola as of the Closing and shall file an appropriately redacted version of the Agreement in accordance with the rules and regulations of the US Securities and Exchange Commission regarding confidential treatment requests. The content of the request for confidential treatment shall be subject to the reasonable approval of Motorola.

     2.06 Litigation. There is no action, suit, litigation, arbitration proceeding, hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involve any court or other governmental entity or any arbitrator or arbitration panel ("Legal Proceeding") which questions or challenges the validity of this Agreement or the ability of Ampal to consummate any of the transactions contemplated herein.

     2.07. Brokers' Fees. Ampal has no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions described herein.

                                       9

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MOTOROLA

     Motorola hereby represents and warrants to Ampal as follows, all such representations and warranties shall be true and correct as of the Closing Date:

     3.01 Organization. Motorola is a corporation duly organized, validly existing and in good standing under the Laws of the State of Israel. Motorola and Company have full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby including, without limitation, to purchase the Shares from Ampal.

     3.02 Authority. The execution and delivery by Motorola of this Agreement, and the performance by Motorola of its obligations hereunder, have been duly and validly authorized by Motorola, and no other corporate action on the part of Motorola is necessary for purposes of the execution and delivery of this Agreement by Motorola. This Agreement has been duly and validly executed and delivered by Motorola and constitutes a legal, valid and binding obligation of Motorola enforceable against Motorola in accordance with its terms.

     3.03 No Conflicts. The execution and delivery by Motorola of this Agreement does not, and the performance by Motorola of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

     (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of association or by-laws (or other comparable corporate charter documents) of Motorola;

     (b) To Motorola's knowledge, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Motorola or any of its Assets and Properties; or

     3.04 Governmental Approvals and Filings. To Motorola's knowledge, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Motorola or Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than those received prior to the Conditional Closing as described in Section 1.08.

     3.05 Litigation. There is no Legal Proceeding which questions or challenges the validity of this Agreement or the ability of Motorola to consummate any of the transactions contemplated herein.

     3.06. Brokers' Fees. Motorola has no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions described herein.

                                       10

                                   ARTICLE IV

                                OTHER AGREEMENTS

     4.01 Approval of Company Financial Statements. Subject to the Closing of the transactions contemplated in this Agreement, Ampal hereby acknowledges to each of the Company, Motorola and Motorola, Inc., and agrees that, following their approval by the directors appointed by Motorola to the Company's board of directors, solely and without the affirmative vote of the directors appointed by Ampal to the Company's board of directors, the audited financial statements of the Company for the fiscal years 2002, 2003, and 2004 shall be considered by Ampal and by the directors appointed by Ampal to the Company's board of directors, duly approved by the Company, and represents that neither Ampal nor the directors appointed by Ampal to the Company's board of directors will have any claim or demand with respect to or in connection with such financial statements or the approval thereof, including, but without derogating the generality of the above said, any claim or demand relating to Ampal's rights under Section 5.5(i) of the Partnership Agreement, Section 5.5(i) of the Shareholders' Agreement, and Section 70(i) of the Company's articles of association. Ampal hereby acknowledges to each of the Company, Motorola and Motorola, Inc., and confirms, that there is no need or requirement, whether legal or contractual, for Ampal's or any of the board members appointed by Ampal to the Company's board of directors, to approve the financial statements of the Company for the fiscal year 2005, or a portion thereof, and that it will have no claim or demand with respect to or in connection with such financial statements. These provisions shall survive the execution, delivery and/or termination of this Agreement and the Closing.

     4.02 No Claims as of the Contract Date. Ampal hereby acknowledges to each of the Company, Motorola and Motorola, Inc. and undertakes, that as of the Contract Date it shall not take any legal action or file any claim or initiate any legal proceeding against, or effectuate any judiciary decision affecting, any of the Company, Motorola and Motorola, Inc. and any of their respective affiliates, or current or past officers, directors, shareholders, partners, agents, and employees and any other Releasees (as such term is defined in the Release) other than with respect to any breach by Motorola of this Agreement.

     4.03 Escrow Agreement. Concurrently with the execution of this Agreement, Ampal, Motorola and the Company are hereby submitting to the Escrow Agent (and each other) an executed Escrow Agreement (the "Escrow Agreement"), executed by all parties to the Release, a copy of which is attached hereto as Exhibit G.

     4.04 Appeals. Ampal hereby undertakes to each of the Company and Motorola that, subject to the Motion being granted such that the Default Order asserted against Mr. Peter Broome shall be revoked and vacated and subject to Closing, it shall support, agree to, and shall notify the Court of Appeals that it agrees to the acceptance of, any motion filed by the Company and/or Motorola with the Court of Appeals to dismiss without prejudice and without costs the appeals filed by them with respect to the Default Order asserted against Mr. Peter Broome (such dismissal without prejudice being the outcome of such appeals becoming irrelevant).

                                       11

                                    ARTICLE V

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     5.01 Survival of Representations and Warranties. The representations and warranties of Ampal contained in this Agreement will survive for an unlimited period after the Closing Date. The representations and warranties of Motorola contained in this Agreement will survive for a period of 12 months after the Closing Date.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.01 Termination of Agreements. Effective upon the Closing, without further act of the parties, the Partnership Agreement, the Shareholders' Agreement, the Purchase and Sale Agreement, and any and all other agreements and documents among the parties relating to any of the above agreements or to Ampal's ownership of the Shares shall be terminated and Ampal, Motorola, or any of their Affiliates, shall have no further obligations thereunder, except that the obligations contained in Section 13.4 of each of the Partnership Agreement and the Shareholders' Agreement, relating to "Confidentiality" shall survive.

                                   ARTICLE VII

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     7.01 Indemnification.

     (a) Motorola shall indemnify the Ampal Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty of Motorola contained in this Agreement, and (ii) non-fulfillment of or failure to perform any covenant or agreement on the part of Motorola contained in this Agreement.

     (b) Ampal shall indemnify the Motorola Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty or (ii) nonfulfillment of or failure to perform any covenant or agreement on the part of Ampal contained in this Agreement.

     (c) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under this Section 7.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or any of its Affiliates (a "Third Party Claim"), then such Indemnified Party shall give written notice (accompanied by a copy of

                            12

all papers served, if any) to the Indemnifying Party of such Third Party Claim promptly, but no latter than within one third of the period granted for the settlement of the obligation or the presentation of a defense, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.01, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume and control the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that in order to assume and control the defense of such action the Indemnifying Party must first deliver to the Indemnified Party a notice of its election so to assume and control the defense thereof and expressly agree in such notice that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge any Loss resulting from such Third Party Claim. After such notice is received by the Indemnified Party, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the later in connection with the defense of such Third Party Claim; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a Third Party Claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless the Indemnified Parties shall have been advised by counsel that representation of any such Indemnified Parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case such Indemnified Parties shall have the right to select separate counsel, the reasonable fees and expenses of which shall be paid by the Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

     (d) In the event of any claim or demand, including Third Party Claims, in respect of which an Indemnified Party might seek indemnity under this Section 7.01, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been actually prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within the thirty (30) day period following its receipt of such Indemnity Notice (the "Dispute Period") as to whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under this Section
7.01 and the Indemnifying Party shall pay the amount of such Loss, when it has been finally determined by the Indemnified Party, to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good

                                       13

faith to negotiate a resolution of such dispute, and, subject to Section 7.01(c) with respect to Third Party Claims, if not resolved through negotiations within sixty (60) days following the Indemnified Party's receipt of a written notice from the Indemnifying Party disputing such claim, such dispute may be finally settled in accordance with the provisions of Section 10.10 and Article XI.

     7.02 Limitation of Liability. In no event shall any party be liable to another for any incidental, consequential or punitive damages, loss or expenses. Further, in no event will Motorola's liability under this Agreement (whether under this Section 7 or otherwise) exceed the Purchase Price.

                                  ARTICLE VIII
                                   TERMINATION

     8.01 Termination. This Agreement may not be terminated prior to the Closing, except:

     (a) By mutual written agreement of Ampal and Motorola;

     (b) At the election of Motorola, if Ampal has materially breached any of its obligations contained in this Agreement, which breach has not been cured by Ampal within 5 Business Days after Ampal's receipt of written notice of such breach from Motorola;

     (c) In the event (i) the Conditional Closing Condition is not met by the Conditional Closing Date; or (ii) the District Court has either rejected the Motion or did not approve the Motion exactly as requested (i.e., the District Court has added terms or conditions, asked for additional actions by any of the parties, or diverted in any way from the Motion) (the "Extraordinary District Court Event"), Motorola may elect, in its sole discretion, upon prior written notice to Ampal and the Escrow Agent, to terminate this Agreement. A District Court's decision to impose costs on any of the parties hereto shall not be considered as a diversion from the Motion, and in such an event, Ampal shall pay all and any such costs, promptly following the issuance of such court decision, without regard as to which party was ordered by the District Court to pay such costs. Ampal shall provide Motorola with a written conformation of such payment. It is hereby clarified that the occurrence of any of the events described in (i) or (ii) above shall not require Motorola to terminate this Agreement, which decision shall be at Motorola's sole discretion. Without derogating from Motorola's right to terminate this Agreement in the event of an Extraordinary District Court Event, Motorola may, in its sole discretion, prior to exercising its right to terminate the Agreement, take any measures which it deems appropriate, to rectify and amend such court decision to its satisfaction. The parties hereto shall fully cooperate with Motorola and, at Motorola's request, take all necessary steps to rectify and amend the court decision, including, but not limited to, filing agreed motions and/or appeals. In the event that the court decision is not amended or rectified to Motorola's satisfaction and Motorola, in its own discretion, determines it no longer wishes to pursue any further actions relating to the court decision, Motorola shall notify Ampal and the Escrow Agent, in writing, of such determination and a "District Court Termination Event" shall be deemed to have occurred. It is hereby clarified that Motorola's election, if any, to terminate this Agreement following an

                                       14

Extraordinary District Court Event without taking any measures to rectify and amend such court decision shall also be considered as a "District Court Termination Event".

     8.02 Survival after Termination. If this Agreement is terminated pursuant to Section 8.01 and the transactions contemplated hereby are not consummated, then:

     (a) This Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any non-breaching party against any other party, resulting from an alleged breach or violation of the obligations of such other party under this Agreement, the performance of which was due prior to the Conditional Closing or the Closing, as applicable;

     (b) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8.02, Section 10.04, Section 10.05, Section 10.10 and
Article XI shall survive any termination of this Agreement;

     (c) Upon a District Court Termination Event that resulted from an altered Motion (and not a rejection of the Motion), followed by Ampal's written instruction to the Escrow Agent, the Escrow Agent shall promptly (i) file the Revoking Motion; and (ii) (also in the event of a rejection of the Motion, in which case the Escrow Agent shall destroy and discard the Revoking Motion) return to each of the parties the documents provided, and any amounts paid, by any such party to the Escrow Agent pursuant to this Agreement (and, in addition, to Motorola, the Accumulated Interest) in accordance with the terms of the Escrow Agreement, and all and any such documents shall be considered null and void and with no further effect. In the event that the District Court shall not have granted the Revoking Motion or had ruled that for any reason it is not in its authority to grant the Revoking Motion, and Ampal shall file an appeal with respect to either the District Court not granting the Revoking Motion, or on the judgment granted on the basis of the Motion, Motorola shall notify the Court of Appeals that it agrees to the acceptance of the appeal and that the Revoking Motion should have been granted or that the judgment based on the Motion should be vacated as it deviates from the consent between the parties, all on the basis of the parties' consent thereto. To the extent that the above-mentioned appeals were filed within 14 days from the date on which Ampal was notified about the court decision with respect to the Revoking Motion, Motorola shall not raise any claim with regard to timing (including tardiness) in the filing of any of the above-mentioned appeals, and shall notify the relevant courts as to its consent to any request for delay in the filing of any of the above-mentioned appeals. Motorola hereby represents and undertakes that following a District Court Termination Event, and only in the event that the District Court shall not have granted the Revoking Motion, it shall not raise a Res Judicata argument with respect to legal proceeding in which the claims asserted by Ampal are the same as those included in the Claim, except that in no circumstances shall the Default Order be asserted by Ampal against Mr. Peter Broome, who shall, following a District Court Termination Event, be in the same procedural position as the other individual defendants of the Claim; and

     (d) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not be submitted as evidence, and shall not support any claim or demand, by Ampal or any of its and its Affiliates, officers, directors, employees, agents and representatives,

                                       15

including but not limited to the Claim and any claim with respect to any unpaid guaranteed dividend or other payments.

                                   ARTICLE IX

                                   DEFINITIONS

     9.01 Defined Terms.

     (a) As used in this Agreement, the following defined terms have the meanings indicated below:

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

     "Ampal Indemnified Parties" means Ampal and its Affiliates and each of their officers, directors, employees, agents and representatives.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property.

     "Business Day" means any day other than a Friday, a Saturday, a Sunday or other day on which commercial banks in Israel or in New York are authorized or required to close.

     "Contract" means any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Escrow Agent" means Erdinast Ben Nathan Trusts Ltd.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the State of Israel, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Indemnified Party" means any of Ampal Indemnified Parties or Motorola Indemnified Parties claiming indemnification under any provision of Section 7.01.

                                       16

     "Indemnifying Party" means any of Ampal or Motorola against whom a claim for indemnification is being asserted under any provision of Section 7.01.

     "Indemnity Notice" means written notification pursuant to Section 7.01(d) of a claim for indemnity under Section 7.01 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

     "Irrevocable Guarantee" means the irrevocable guarantee attached to this Agreement and executed by Ampal Development and Ampal US.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States of America, the State of Israel, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, transfer restriction, lease, lien, adverse claim, levy, charge or other encumbrance or interest of any Person of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation reasonable fees of attorneys).

     "Motorola Indemnified Parties" means Motorola and its Affiliates and each of their officers, directors, employees, agents and representatives.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                       17

                                    ARTICLE X

                                  MISCELLANEOUS

     10.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by overnight courier service or by facsimile transmission to the parties at the following addresses or facsimile numbers:

     If to Ampal, to:

     Ampal Communications Limited Partnership
     111 Arlozorov Street
     Tel Aviv
     Israel 62098
     Attn:  Mr. Yoram Firon
     Fax:   (972) 3-608-0101


     With a copy to:

     M. Firon & Co.
     Aurec House
     16 Abba Hillel Street
     Ramat Gan
     Israel 52506
     Attn: Adv. Eldad Firon and Adv. Nimrod Bashan
     Fax: (972) 3-754-0011

     If to Motorola, to:

     Motorola Israel Ltd.
     3 Kremenetski Street
     Tel Aviv
     Israel 67899
     Attn:  Adv. Sharon Barak
     Fax:  (972) 3-565-8779

     With a copy to:

     Motorola, Inc.
     1303 East Algonquin Road
     Schaumburg, Illinois  60196
     USA
     Attn: General Counsel
     Fax:  (847) 576-3628

                                       18

     If to Company, to:

     Mirs Communications Ltd.
     California House
     3 Tozeret Haaretz Street
     Tel Aviv
     Israel
     Attn:  Legal Department
     Fax:  (972) 3-609-4588

     With a copy to:

     Motorola, Inc.
     Attn: General Counsel
     1303 East Algonquin Road
     Schaumburg, Illinois  60196
     USA
     Fax:  (847) 576-3628

All such notices, requests and other communications will be deemed given upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.02 Entire Agreement. This Agreement supersedes all prior discussions, agreements and representations between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     10.03 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the above said, Ampal shall be solely responsible for the payment of any applicable transfer taxes, and Ampal and Motorola will bear equally (50% each) any stamp taxes, in connection with the transactions contemplated hereby

     10.04 Public Announcements. Neither Motorola nor Company nor Ampal will issue or make any public reports, statements or releases regarding the matters set forth in this Agreement without the consent of the others. If a party is required by applicable Law to which such party is subject to make a public announcement or publicity, it may do so provided such party has delivered to the other parties a copy of the proposed announcement or publicity not less than one Business Day prior to making such proposed announcement or publicity, and allow such other parties to offer changes to the text of such proposed announcement.

     10.05 Confidentiality.

     (a) Neither Ampal nor Motorola will disclose this Agreement, its Exhibits, and any related agreements, or any of their respective terms to any third parties without the prior written consent

                                       19

of the other. The obligations set forth in this Section shall not apply only to the extent that disclosure of the said information is necessary for consummation of the transactions contemplated hereby, demanded by any Governmental or Regulatory Authority, required by applicable Law to which a party is subject, or with the prior consent of all other parties hereto, provided that disclosure of the said information due to Governmental or Regulatory Authority's or legal requirements by Ampal or Motorola (other then the following mandatory disclosures and filings to be filed with the US Securities and Exchange Commission on behalf of Ampal US: (i) the Initial 8-K, in the form that has been agreed upon between Motorola and Ampal prior to the Contract Date, (ii) the Closing 8-K, in a form and content that are subject to the reasonable approval of Motorola prior to the Closing Date, and which may include in the initial filing or in an amendment to the filing pro forma financial statements of Ampal US, and (iii) this Agreement (without Exhibits or attachments) to be filed with the next quarterly report on form 10-Q filed on behalf of Ampal US, where concurrently with the filing of the Agreement, Ampal shall request confidential treatment with respect to sections and information therein reasonably identified by Motorola as of the Closing and shall file an appropriately redacted version of the Agreement in accordance with the rules and regulations of the US Securities and Exchange Commission regarding confidential treatment requests. The content of the request for confidential treatment shall be subject to the reasonable approval of Motorola.) will only be made following a prompt written notice of such requirement by the disclosing party to the other party so that such other party may seek a protective order or appropriate remedy. If, in the absence of a protective order, the disclosing party determines, upon the advice of counsel, that it is required to disclose such information, it may disclose such information only to the extent compelled to do so; provided, however, that the disclosing party gives the other party written notice of the portion of the information to be disclosed as far in advance of the disclosure as is practicable and uses its best efforts, at the other party's expense, to obtain assurances that confidential treatment will be accorded to such information.

     (b) Ampal hereby confirms that Ampal, and its Affiliates, officers, directors, employees, agents and representatives were exposed to information regarding or relating to the Company or any of its Affiliates (including, but without derogating from the generality thereof, Motorola and any of its Affiliates) that was designated, either orally or in writing, or that should be reasonably treated, as confidential (without derogating from the generality thereof, such information includes information relating to (without limitation) the Company's or any of its Affiliates' (including, but without derogating from the generality thereof, Motorola's and any of its Affiliates') products, designs, technical data, research, developments, inventions, know-how, processes, drawings, engineering, services, customers, marketing, business plans, finances or personnel, and confidential information disclosed by third parties) (all, the "Confidential Information") and that neither Ampal nor any of its Affiliates, officers, directors, employees, agents or representatives shall disclose to any third party, or use in any way, the Confidential Information. Ampal hereby represents and undertakes that it will not release, under any circumstances, Bank Leumi and Bank Hapoalim from any of their confidentiality obligations towards Ampal with respect to any Confidential Information. Ampal hereby acknowledges and confirms that the Company and Motorola would be irreparably injured by a breach of this provision by Ampal or any of its Affiliates, officers, directors, employees, agents or representatives and that, in such event, the Company and/or Motorola shall be entitled, in

                                       20

addition to any and all other remedies (including monetary remedies), to injunctive relief and specific performance.

     10.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     10.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     10.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Regardless of the foregoing, Motorola may assign any or all of its interests, rights or obligations in this Agreement to an Affiliate of Motorola.

     10.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.10 Governing Law. Subject to Article XI below, this Agreement shall be governed and construed by the internal laws of the State of Israel, without giving effect to the principles thereof relating to conflict of laws.

     10.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     10.12 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A signed Agreement received by a party hereto via facsimile will be deemed an original, and binding upon the party who signed it.

                                       21

     10.13 Language. The language of this Agreement is the English language. In the event of any conflict, discrepancy or inconsistency between the English version of this Agreement and any other language to which this Agreement may be translated, the English version shall be the binding and controlling one.

     10.12 Exhibits. The Company's audited annual financial statements for the years 2002, 2003 and 2004, constituting part of Exhibit D, may be added to the Agreement between the Contract Date and the Conditional Closing Date without this having any affect on the validity of the Agreement.

                                   ARTICLE XI

                               DISPUTE RESOLUTION

     11.01 Any dispute, controversy or claim arising out of, relating to, or having any connection with this Agreement, including any question regarding its existence, validity, interpretation, performance, breach or termination, and any other common law or statutory claims arising out of or relating to its negotiation, execution or performance, will be mediated by a mutually acceptable mediator to be chosen by the parties within thirty (30) days after written notice by either party demanding mediation. No party hereto may unreasonably withhold consent to the selection of a mediator. The mediation shall commence no later than thirty (30) days after the appointment of the mediator. In the event that (i) the parties have not agreed on an acceptable mediator within thirty
(30) days after written notice by either party demanding mediation; (ii) the mediation does not commence within thirty (30) days after the appointment of the mediator; or (iii) the mediation is not concluded within forty (40) days after the appointment of the mediator, the mediation shall be deemed concluded without a resolution of the applicable dispute and either party may commence arbitration pursuant to Section 11.02 below.

     11.02 Any dispute which the parties cannot resolve through mediation, as described in Section 11.01 above, shall be exclusively and finally settled by arbitration in accordance with the Rules of Arbitration of the International Court of Arbitration of the International Chamber of Commerce then in effect (the "ICC Rules"), except as modified by this Agreement. In addition to the ICC Rules, the parties agree that the arbitration shall be conducted in accordance with the IBA Rules on the Taking of Evidence in International Commercial Arbitration.

     11.03 The arbitration shall be conducted before a tribunal (the "Arbitral Tribunal") comprised of three arbitrators who shall be appointed in accordance with the ICC Rules. The arbitrators must be fluent in the English language and, if the subject of the arbitration shall have previously been submitted for mediation, no arbitrator shall have been a participant in or a party to such mediation, including, but not limited to, as a mediator.

     11.04 The Arbitral Tribunal shall have no power to alter or modify any terms or provisions of this Agreement, or to render any award which, by its terms or effects, would alter or modify any term or provision of this Agreement, or to act as amicable compositeur or ex aequo et bono.

                                       22

     11.05 The place of the arbitration shall be London, England. Notwithstanding the above, upon request of one or both of the parties, and subject to the ICC Rules, the arbitrators may permit that, to the extent convenient and appropriate, specific hearings or meetings relating to the arbitration may be held in a different location, such as Israel. The language of the arbitral proceeding shall be English. All documents submitted to the Arbitral Tribunal which have been written in a language other than English shall be accompanied by a certified translation of the document into the English language, with the cost of the translation to be advanced by the party offering the document.

     11.06 The award shall be final and binding on the parties. The parties waive any and all rights of judicial review from any arbitral award to the fullest extent permitted by Law. Judgment on the award may be entered by any court having jurisdiction over the party or the property of the party against whom enforcement of the judgment is sought.

     11.07 The award may include interest from the date of any breach or violation as determined by the arbitral award until paid in full, at the interest rate established in the award. Any monetary award shall be made in United States Dollars. The Arbitral Tribunal shall also have the power and discretion to award costs, including reasonable attorneys' fees and expenses, to the prevailing party.

     11.08 Should multiple arbitral proceedings be commenced between any or all the parties to this Agreement, the parties agree that said arbitral proceedings shall be consolidated into a single arbitral proceeding, but only if the Arbitral Tribunal in the first commenced proceeding determines that said arbitral proceedings involve common questions of fact or law.

                         [Signatures on following page.]

     IN WITNESS WHEREOF, this Stock Purchase and Indemnification Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

               AMPAL COMMUNICATIONS LIMITED PARTNERSHIP

               By: AMPAL COMMUNICATIONS HOLDING COMPANY LTD.
               Title: General Partner

                   By:     /s/ Irit Eluz              /s/ Jack Bigio
                   Name:   Irit Eluz                  Jack Bigio
                   Title:  CFO                        CEO

               MOTOROLA ISRAEL LTD.

               By:         /s/ Itzik Zion             /s/ Elisha Yanay

               Name:       Itzik Zion                 Elisha Yanay

               Title:      Director of Finance        Region & Country
                                                      Management


               MIRS COMMUNICATIONS LTD.

               By:         /s/ Itzik Zion             /s/ Elisha Yanay

               Name:       Itzik Zion                 Elisha Yanay

               Title:      Director                   Director

                                       24